Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Lumos Pharma, Inc.:

We consent to the use of our report dated March 9, 2021, with respect to the consolidated financial statements of Lumos Pharma, Inc., incorporated herein by reference.
                             /s/KPMG LLP

Austin, Texas
August 27, 2021